UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Prudential Financial, Inc. (the “Company”) is filing as Exhibit 10.1 to this Form 8-K Amendment No. 1, dated December 31, 2005 (the “Amendment”), to the Prudential Financial, Inc. Omnibus Incentive Plan. Under the terms of the Omnibus Incentive Plan prior to the Amendment, performance share awards were payable in cash in the event of a change of control of the Company. The Amendment gives the Company discretion to pay performance share awards under certain circumstances involving a change of control of the Company in either Common Stock of the Company or cash, addressing a change in accounting rules.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1     Amendment No. 1, dated December 31, 2005, to the Prudential Financial, Inc. Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2006

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Kathleen M. Gibson
Name:	Kathleen M. Gibson
Title:	Vice President, Secretary and Corporate Governance Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1, dated December 31, 2005, to the Prudential Financial, Inc. Omnibus Incentive Plan.